Sprinklr Announces Fourth Quarter and Full Year Fiscal 2024 Results
•Q4 Total Revenue of $194.2 million, up 17% year-over-year
•Q4 Subscription Revenue of $177.0 million, up 19% year-over-year
•Q4 net cash provided by operating activities of $17.3 million and free cash flow* of $12.3 million in Q4
•RPO and cRPO up 34% and 21% year-over-year, respectively
•126 $1 million customers, up 17% year-over-year
•In March 2024, Board authorized an incremental $100 million to the existing stock buyback program

NEW YORK, New York--March 27, 2024--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its fourth quarter and fiscal year ended January 31, 2024.
“We are pleased with Sprinklr’s fourth quarter performance and overall success in FY 24. Our vision is clear: to unify customer-facing teams on an AI-powered platform. We’re strengthening our foundation and recruiting top-tier leaders to fuel our next phase of growth. With strong conviction, we believe we are the natural third or fourth front office platform for global brands at the forefront of exceptional customer experience,” said Ragy Thomas, Founder and CEO at Sprinklr.

Fourth Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue for the fourth quarter was $194.2 million, up from $165.3 million one year ago, an increase of 17% year-over-year. Subscription revenue for the fourth quarter was $177.0 million, up from $148.3 million one year ago, an increase of 19% year-over-year.
•Operating Income (Loss) and Margin*: Fourth quarter GAAP operating income was $18.5 million, compared to an operating loss of $1.8 million one year ago. Non-GAAP operating income for the fourth quarter was $32.4 million, compared to non-GAAP operating income of $14.3 million one year ago. For the fourth quarter, GAAP operating margin was 10% and non-GAAP operating margin was 17%.
•Net Income (Loss) Per Share*: Fourth quarter net income per share, basic was $0.08, compared to net loss per share, basic of $0.00 in the fourth quarter of fiscal year 2023. Non-GAAP net income per share, basic for the fourth quarter was $0.13, compared to non-GAAP net income per share, basic of $0.06 in the fourth quarter of fiscal year 2023.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of January 31, 2024 was $662.6 million.

Full Year Fiscal 2024 Financial Highlights
•Revenue: Total revenue for fiscal year 2024 was $732.4 million, up from $618.2 million one year ago, an increase of 18% year-over-year. Subscription revenue for fiscal year 2024 was $668.5 million, up from $548.6 million one year ago, an increase of 22% year-over-year.
•Operating Income (Loss) and Margin*: Fiscal year 2024 operating income was $33.9 million, compared to an operating loss of $51.2 million one year ago. Non-GAAP operating income for fiscal year 2024 was $92.0 million, compared to non-GAAP operating income of $6.0 million one year ago. For fiscal year 2024, GAAP operating margin was 5% and non-GAAP operating margin was 13%.
•Net Income (Loss) Per Share*: Fiscal year 2024 net income per share, basic was $0.19, compared to net loss per share, basic of $0.21 in fiscal year 2023. Non-GAAP net income per share, basic for fiscal year 2024 was $0.41, compared to non-GAAP net income per share, basic of $0.01 in fiscal year 2023.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income (loss), net income (loss) or net income (loss) per share, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the first fiscal quarter ending April 30, 2024:
•Subscription revenue between $177.5 million and $178.5 million.
•Total revenue between $194 million and $195 million.
•Non-GAAP operating income between $19.5 million and $20.5 million.
•Non-GAAP net income per share of approximately $0.07, assuming 289 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2025:
•Subscription revenue between $740.5 million and $741.5 million.
•Total revenue between $804.5 million and $805.5 million.
•Non-GAAP operating income between $104 million and $105 million.
•Non-GAAP net income per share between $0.38 and $0.39, assuming 291 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating income and non-GAAP operating margin
•Non-GAAP net income and non-GAAP net income per share
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. In periods of net loss, we calculate non-GAAP net income (loss) per share by using non-GAAP net income (loss) divided by basic weighted average shares for the period regardless of whether we are in a non-GAAP net income or (loss) position and assuming that all potentially dilutive securities are anti-dilutive.
In addition, the press release and the accompanying tables contain free cash flow, which is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, March 27, 2024, to discuss fourth quarter and full year fiscal 2024 financial results, as well as the first quarter and full year fiscal 2025 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13744962. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,700 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 60% of the Fortune 100. Sprinklr's value to the enterprise is simple: We un-silo teams to make customers happier.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year fiscal 2025, our strategy to support growth and scale and our opportunity to be the partner of choice for global brands at the forefront of exceptional customer experience. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of increases in inflation rates, higher interest rates, recent bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the SEC on December 6, 2023, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics
RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.
cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.
Investor Relations:
ir@sprinklr.com
Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	January 31, 2024	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$164,024	$188,387
Marketable securities	498,531	390,239
Accounts receivable, net of allowance for doubtful accounts of $5.3 million and $3.2 million, respectively	267,731	205,038
Prepaid expenses and other current assets	70,690	78,865
Total current assets	1,000,976	862,529
Property and equipment, net	32,176	22,885
Goodwill and other intangible assets	50,145	50,349
Operating lease right-of-use assets	31,058	15,725
Other non-current assets	108,755	73,503
Total assets	$1,223,110	$1,024,991

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$34,691	$30,101
Accrued expenses and other current liabilities	93,187	97,524
Operating lease liabilities, current	5,730	7,134
Deferred revenue	374,552	324,140
Total current liabilities	508,160	458,899
Deferred revenue, non-current	506	1,371
Deferred tax liability, non-current	1,474	1,289
Operating lease liabilities, non-current	27,562	9,633
Other liabilities, non-current	5,704	4,467
Total liabilities	543,406	475,659
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	3
Class B common Stock	4	6
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,182,150	1,074,149
Accumulated other comprehensive loss	(3,836)	(4,384)
Accumulated deficit	(474,787)	(496,611)
Total stockholders’ equity	679,704	549,332
Total liabilities and stockholders’ equity	$1,223,110	$1,024,991

Sprinklr, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue:
Subscription	$176,960	$148,348	$668,541	$548,649
Professional services	17,247	16,983	63,819	69,541
Total revenue	194,207	165,331	732,360	618,190
Costs of revenue:
Costs of subscription (1)	30,896	25,517	116,032	102,276
Costs of professional services (1)	16,653	13,808	63,369	61,449
Total costs of revenue	47,549	39,325	179,401	163,725
Gross profit	146,658	126,006	552,959	454,465
Operating expenses:
Research and development (1)	23,062	20,127	91,292	76,658
Sales and marketing (1)	77,083	83,301	321,849	336,719
General and administrative (1)	28,053	24,396	105,873	92,312
Total operating expenses	128,198	127,824	519,014	505,689
Operating income (loss)	18,460	(1,818)	33,945	(51,224)
Other income, net	8,253	2,453	26,577	3,756
Income (loss) before provision for income taxes	26,713	635	60,522	(47,468)
Provision for income taxes	5,570	1,301	9,119	8,274
Net income (loss)	$21,143	$(666)	$51,403	$(55,742)
Net income (loss) per share, basic	$0.08	$—	$0.19	$(0.21)
Weighted average shares used in computing net income (loss) per share, basic	274,062	262,087	269,974	259,530
Net income (loss) per share, diluted	$0.07	$—	$0.18	$(0.21)
Weighted average shares used in computing net income (loss) per share, diluted	288,517	262,087	287,093	259,530
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Costs of subscription	$272	$449	$1,130	$1,528
Costs of professional services	311	479	1,450	2,249
Research and development	2,474	2,978	11,566	10,678
Sales and marketing	6,079	7,915	24,477	26,651
General and administrative	4,516	3,776	17,134	14,411
Stock-based compensation expense, net of amounts capitalized	$13,652	$15,597	$55,757	$55,517

Sprinklr, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended January 31,
	2024	2023
Cash flow from operating activities:
Net income (loss)	$51,403	$(55,742)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	15,466	12,051
Bad debt expense	5,906	4,079
Stock-based compensation expense, net of amounts capitalized	55,757	55,517
Non-cash lease expense	8,352	6,588
Deferred income taxes	(2,668)	166
Net amortization/accretion on marketable securities	(17,009)	(2,697)
Other non-cash items, net	107	—
Changes in operating assets and liabilities:
Accounts receivable	(68,709)	(44,751)
Prepaid expenses and other current assets	8,675	29,092
Other non-current assets	(25,577)	(24,376)
Accounts payable	3,325	14,463
Operating lease liabilities	(8,019)	(6,342)
Accrued expenses and other current liabilities	(6,515)	6,688
Litigation settlement	—	(12,000)
Deferred revenue	49,813	41,465
Other liabilities	1,158	2,459
Net cash provided by operating activities	71,465	26,660
Cash flow from investing activities:
Purchases of marketable securities	(604,648)	(816,708)
Proceeds from sales and maturities of marketable securities	514,403	639,663
Purchases of property and equipment	(8,548)	(6,091)
Capitalized internal-use software	(11,777)	(10,358)
Net cash used in investing activities	(110,570)	(193,494)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	43,333	24,740
Proceeds from issuance of common stock upon ESPP purchase	7,437	10,231
Payments for repurchase of Class A common shares	(26,684)	—
Net cash provided by financing activities	24,086	34,971
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(939)	(1,176)
Net change in cash, cash equivalents, and restricted cash	(15,958)	(133,039)
Cash, cash equivalents and restricted cash at beginning of period	188,387	321,426
Cash, cash equivalents and restricted cash at end of period	$172,429	$188,387

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Non-GAAP gross profit:
GAAP gross profit	$146,658	$126,006	$552,959	$454,465
Stock-based compensation expense-related charges (1)	590	936	2,625	3,861
Non-GAAP gross profit	$147,248	$126,942	$555,584	$458,326
Gross margin	76%	76%	76%	74%
Non-GAAP gross margin	76%	77%	76%	74%

Non-GAAP operating income:
GAAP operating income (loss)	$18,460	$(1,818)	$33,945	$(51,224)
Stock-based compensation expense-related charges (2)	13,859	16,045	57,902	56,704
Amortization of acquired intangible assets	50	76	200	475
Non-GAAP operating income	$32,369	$14,303	$92,047	$5,955
Operating margin	10%	(1)%	5%	(8)%
Non-GAAP operating margin	17%	9%	13%	1%

Free cash flow:
Net cash provided by operating activities	$17,303	$22,074	$71,465	$26,660
Purchase of property and equipment	(2,054)	(3,168)	(8,548)	(6,091)
Capitalized internal-use software	(2,986)	(2,625)	(11,777)	(10,358)
Free cash flow	$12,263	$16,281	$51,140	$10,211
(1) Employer payroll tax related to stock-based compensation for the periods ended January 31, 2024, and 2023 was immaterial as to the impact to gross profit.
(2) Includes $0.2 million and $0.5 million of employer payroll tax related to stock-based compensation expense for the three months ended January 31, 2024, and 2023, respectively, and $2.1 million and $1.2 million of employer payroll tax related to stock-based compensation expense for the years ended January 31, 2024, and 2023, respectively.

	Three Months Ended January 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income reconciliation to Net Income (Loss)
Net income (loss)	$21,143	$0.08	$0.07	$(667)	$—	$—
Add:
Stock-based compensation expense-related charges	13,859	0.05	0.05	16,045	0.06	0.06
Amortization of acquired intangible assets	50	0.00	0.00	76	0.00	0.00
Total additions, net	13,909	0.05	0.05	16,121	0.06	0.06
Non-GAAP Net Income	$35,052	$0.13	$0.12	$15,454	$0.06	$0.06
Weighted-average shares outstanding used in computing net income (loss) per share, basic	274,062			262,087
Weighted average shares outstanding used in computing net income (loss) per share, diluted	288,517			262,087

	Year Ended January 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income reconciliation to Net Income (Loss)
Net income (loss)	$51,403	$0.19	$0.18	$(55,742)	$(0.21)	$(0.21)
Add:
Stock-based compensation expense-related charges	57,902	0.22	0.20	56,704	0.22	0.22
Amortization of acquired intangible assets	200	0.00	0.00	475	0.00	0.00
Total additions, net	58,102	0.22	0.20	57,179	0.22	0.22
Non-GAAP Net Income	$109,505	$0.41	$0.38	$1,437	$0.01	$0.01
Weighted-average shares outstanding used in computing net income (loss) per share, basic	269,974			259,530
Weighted average shares outstanding used in computing net income (loss) per share, diluted	287,093			259,530